UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2020

Stericycle, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-37556	36-3640402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2355 Waukegan Road, Bannockburn, Illinois 60015

(Address of principal executive offices including zip code)

(847) 367-5910

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	SRCL	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Offering of Senior Notes

On November 24, 2020, Stericycle, Inc. (the “Company”) closed its previously announced private offering to eligible purchasers of $500.0 million aggregate principal amount of 3.875% Senior Notes due January 15, 2029 (the “Notes”). The Company received net proceeds from the offering of approximately $494.2 million, after deducting the initial purchasers’ discounts and expenses payable by the Company. The Company intends to use the net proceeds from the offering of the Notes to repay a portion of its outstanding borrowings under its senior credit facility and term loan facility.

The Notes and related guarantees were issued pursuant to an Indenture, dated as of November 24, 2020 (the “Indenture”), between the Company, the guarantors named therein (the “Guarantors”) and U.S. Bank National Association, as trustee.

This Current Report on Form 8-K does not constitute an offer to sell, or the solicitation of an offer to buy, the Notes. Any offers of the Notes were made only by means of a private offering memorandum. The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any other jurisdiction, and may not be offered or sold in the United States or to, or for the account or benefit of, U.S. persons absent registration or an applicable exemption from the registration requirements. The Notes were sold to “qualified institutional buyers” as defined in Rule 144A under the Securities Act and to non-U.S. persons outside the United States under Regulation S under the Securities Act.

Indenture

The Notes are the senior unsecured obligations of the Company and are fully and unconditionally guaranteed, subject to certain exceptions, by each of the Company’s current and, subject to certain exceptions, future domestic subsidiaries that guarantee the Company’s senior credit facility, term loan facility or certain other debt of the Company or the Guarantors. The Indenture limits the ability of the Company and its subsidiaries (subject to certain exceptions and qualifications) to incur certain liens, enter into certain sale and leaseback transactions, and consolidate merge or sell all or substantially all of their assets.

The Notes will be redeemable, in whole or in part, at any time or from time to time on or after November 15, 2023, at the redemption prices specified in the Indenture, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. At any time and from time to time prior to November 15, 2023, the Notes may be redeemed, in whole or in part, at a redemption price of 100% of the principal amount thereof, plus a “make-whole” premium and accrued and unpaid interest, if any, to, but excluding, the redemption date. In addition, the Company may redeem up to 40% of the Notes at any time or from time to time before November 15, 2023, with the net cash proceeds from certain equity offerings at a redemption price equal to 103.875%, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

In the event of a change of control of the Company and a rating downgrade, the Company will be required to offer to repurchase all outstanding Notes at 101% of their principal amount, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date.

The Indenture contains customary events of default, which include (subject in certain cases to customary grace and cure periods), nonpayment of principal or interest; breach of other agreements in the Indenture; failure to pay certain other indebtedness; certain events of bankruptcy or insolvency; failure to pay certain final judgments; and failure of certain guarantees to be enforceable.

The representations, warranties and covenants of each of the parties contained in the Indenture have been made solely for the benefit of the parties thereto. In addition, such representations, warranties and covenants (i) have been made solely for the purpose of the Indenture, (ii) have been qualified by confidential disclosures made by the parties in connection with the Indenture, (iii) are subject to materiality qualifications contained in the Indenture that may differ from what may be viewed as material by investors, (iv) were made only as of the date of the Indenture or such other date as is specified in the Indenture and (v) have been included in the Indenture for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. Accordingly, the Indenture is included with this filing only to provide investors with information regarding the terms of the Indenture, and not to provide investors with any other factual information regarding the parties or their respective businesses. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties or any of their respective subsidiaries or affiliates.

Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Indenture, which subsequent information may or may not be fully reflected in the public disclosures by the parties or their subsidiaries. The Indenture should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q and other documents that the Company files with the U.S. Securities and Exchange Commission.

The above description of the Indenture and the Notes is a summary only and is qualified in its entirety by reference to the Indenture and the form of Notes included therein, which are attached hereto as Exhibits 4.1 and 4.2 and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

4.1	Indenture, dated as of November 24, 2020, between Stericycle, Inc., the guarantors named therein and U.S. Bank National Association, as trustee

4.2	Form of 3.875% Senior Notes due January 2029 (included in Exhibit 4.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Safe Harbor Statement

This document may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. When we use words such as “believes,” “expects,” “anticipates,” “estimates,” “may,” “plan,” “will,” “goal” or similar expressions, we are making forward-looking statements. Forward-looking statements are prospective in nature and are not based on historical facts, but rather on current expectations and projections of our management about future events and are therefore subject to risks and uncertainties, which could cause actual results to differ materially from the future results expressed or implied by the forward-looking statements. Factors that could cause such differences include, among others, our private offering of the Notes and the related guarantees and our use of the proceeds from such offering, developments in the COVID-19 pandemic and the resulting impact on the results of operations, precautions we have taken to safeguard the health and safety of our employees which may make certain of our business processes less efficient, measures taken by governmental authorities to prevent the spread of the COVID-19 virus which could disrupt our supply chain, result in disruptions in transportation services and restrictions on the ability of our employees to travel, result in temporary closure of our facilities or the facilities of our customers and suppliers, affect the volume of paper processed by our secure information destruction business and the revenue generated from the sale of sorted office paper (“SOP”), disruptions in our relationships with our employees as a result of certain cost-saving measures, an economic slowdown in the U.S. and other countries resulting from the outbreak of the COVID-19 virus, SOP pricing volatility, foreign exchange rate volatility in the jurisdictions in which we operate, the volume and size of any recall events, changes in governmental regulation of the collection, transportation, treatment and disposal of regulated waste or the proper handling and protection of personal and confidential information, the level of government enforcement of regulations governing regulated waste collection and treatment or the proper handling and protection of personal and confidential information, decreases in the volume of regulated wastes or personal and confidential information collected from customers, the ability to implement our enterprise resource planning (ERP) system, charges related to portfolio rationalization or the failure of divestitures to achieve the desired results, failure to consummate transactions with respect to non-core businesses, the obligations to service substantial indebtedness and comply with the covenants and restrictions contained in our credit agreements and notes, a downgrade in our credit rating resulting in an increase in interest expense, political, economic, inflationary and other risks related to our foreign operations, the outcome of pending or future litigation or investigations including with respect to the U.S. Foreign Corrupt Practices Act, changing market conditions in the healthcare industry, competition and demand for services in the regulated waste and secure information destruction industries, failure to maintain an effective system of internal control over financial reporting, delays or failures in implementing remediation efforts with respect to existing or future material weaknesses, disruptions in or attacks on information technology systems, as well as other factors described in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and subsequent Quarterly Reports on Forms 10-Q. As a result, past financial performance should not be considered a reliable indicator of future performance, and investors should not use historical trends to anticipate future results or trends. We disclaim any obligation to update or revise any forward-looking or other statements contained herein other than in accordance with legal and regulatory obligations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 24, 2020	Stericycle, Inc.

	By:	/s/ Kurt M. Rogers
Kurt M. Rogers
Executive Vice President and General Counsel